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                                                                     EXHIBIT 5.1

                                 June 22, 2001

Sun Microsystems, Inc.
901 San Antonio Road
Palo Alto, California 94303

   Re: Registration Statement on Form S-3

Ladies and Gentlemen:

   We have examined the Registration Statement on Form S-3 to be filed by you with the Securities and Exchange Commission on or about June 22, 2001 (the "Registration Statement") in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of an aggregate of 1,900,000 shares (the "Shares") of your Common Stock. The Shares will be issued by you in exchange for exchangeable shares of 514713 N.B. Inc. that will be issued in connection with the acquisition of ISOPIA Inc., an Ontario corporation, pursuant to an Acquisition Agreement, dated as of June 19, 2001, among you, Niwot Acquisition Corp., 3055855 Nova Scotia Company, 514713 N.B. Inc., ISOPIA Inc., Element K (Nova Scotia) Company, Element K Newco (Nova Scotia) Company, Element K LLC, certain shareholders of ISOPIA Inc. and with respect to Articles VII and XI Only Element K LLC, as Shareholder Representative and U.S. Bank Trust, National Association, as Escrow Agent. As your counsel in connection with this transaction, we have examined the proceedings taken and are familiar with the proceedings proposed to be taken by you in connection with the issuance and sale of the Shares.

   It is our opinion that the Shares have been duly authorized, and if, as and when issued in the manner described in the Registration Statement and the related prospectus (as amended through the date of issuance) will be legally issued, fully paid and non-assessable.

   We consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of our name wherever appearing in the Registration Statement and any amendments thereto.

                                          Very truly yours,

                                          Wilson Sonsini Goodrich & Rosati
                                          Professional Corporation

                                          /s/ Wilson Sonsini Goodrich &
                                           Rosati, P. C.